EXHIBIT 99.1

Contact Information:

Scott C. McDonald	Karin Reak
President & Chief Executive Officer	Director of Marketing
Tel 408-852-8009	Tel 408-852-8034
Fax 408-852-8109	Fax 408-852-8134
smcdonald@castelle.com	kreak@castelle.com

FOR IMMEDIATE RELEASE	MAY 10, 2007

Castelle Reports Financial Results for First Quarter of Fiscal Year 2007

MORGAN HILL, CA – May 10, 2007 – Castelle® (Nasdaq: CSTL), a leader in ‘all-in-one’ network fax solutions for business and enterprise markets, today reported financial results for the first quarter ended March 31, 2007.

Revenues for the first quarter of 2007 were $2.90 million, compared to $2.99 million in the first quarter of 2006. Net income for the first quarter of 2007 was $193,000, or $0.04 per fully diluted share, compared to $206,000, or $0.05 per fully diluted share, in the first quarter of 2006.

Net income for the first quarter of 2007 was negatively impacted by $177,000, or $0.04 per fully diluted share, of legal and other expenses incurred in relation to the proposed acquisition of the Company by Captaris Inc. (Nasdaq: CAPA). Excluding the acquisition-related expenses, net income for the first quarter of 2007 would have been $370,000, or $0.08 per fully diluted share, an increase of $164,000, or $0.03 per fully diluted share, over the net income of $206,000, or $0.05 per diluted share, in the first quarter of 2006.

“Castelle’s latest financial results reflect the successful implementation of operational efficiencies and streamlining over the past year,” said Scott McDonald, President and CEO of Castelle. “I’m pleased to see an increase of 11% year-over-year in our service revenue, which now represents 31% of our total revenue.” Mr. McDonald also stated, “The acquisition by Captaris, expected to close in the third quarter, will allow Castelle to join forces with the worldwide market leader. Castelle’s unique all-in-one approach to network faxing has made the Company a leader in the small to mid-size market, and the combination of the Captaris and Castelle product lines will provide customers with an extensive range of fax solutions to choose from.”

Castelle’s balance sheet remained strong. As of March 31, 2007, cash totaled $8.19 million, compared to $8.26 million as of December 31, 2006. The Company remains free of long-term debt.

Captaris to Acquire Castelle

On April 26, 2007, a definitive agreement was reached for Captaris Inc., a leading provider of software products that automate document-centric business processes, to acquire all of the outstanding stock of Castelle. Under the agreement, Captaris will pay $3.95 per share in cash, or approximately $10.8 million net of an agreed-upon closing cash balance for Castelle of $7.4 million. The purchase price per share will be increased or decreased at closing to the extent that Castelle’s cash is above or below the agreed-upon balance, and will be decreased to the extent that Castelle’s working capital (excluding cash) is less than an agreed-upon target. The transaction is expected to close in the third quarter of 2007.

Use of Pro Forma Operating Results

The Company’s GAAP results reflect expenses related to the definitive agreement for Captaris to acquire all of the outstanding stock of the Company. On a non-GAAP basis, net income, excluding the acquisition-related expenses, was $370,000 for the first quarter of 2007, as compared to the GAAP net income of $206,000 in the first quarter of 2006. Castelle discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides useful information to investors regarding the Company’s results of operations, allowing investors to better evaluate underlying cash flow dynamics. Castelle’s management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. The Company, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures. These non-GAAP financial measures should not be considered an alternative to earnings and earnings per share presented in conformity with U.S. generally accepted accounting principles. Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Castelle statements of earnings to the non-GAAP information is provided in the tables attached to this press release.

If you would like to be added to Castelle’s investor email list, please contact Karin Reak at kreak@castelle.com.

About Castelle

Castelle (Nasdaq: CSTL), a market leader in ‘all-in-one’ network fax solutions for business and enterprise, offers organizations every possible network fax option: desktop faxing, production faxing, fax and email integration, workflow application integration, and tools for developing custom fax applications. FaxPress™, FaxPress Premier™ and FaxPress Enterprise™ network fax servers include the FaxPress or FaxPress Plus™ software suite that enables administrators and users to perform functions such as managing fax queues, creating reports, and viewing fax archives.

Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, and online retailers. Visit Castelle online at www.castelle.com.

FaxPress™, FaxPress Premier™, FaxPress Enterprise™ and FaxPress Plus™ are trademarks of Castelle. All other trademarks are the property of their respective owners.

More Information and Where to Find It

A special meeting of shareholders of Castelle is being planned in July 2007 to seek required shareholder approval of the proposed transaction. Detailed information about the proposals to be presented for shareholder approval will be contained in a proxy statement and other documents to be filed with the U.S. Securities and Exchange Commission (SEC) and mailed to shareholders prior to the meeting. Shareholders of Castelle are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting Castelle at the address and telephone number above.

Castelle, its board of directors, executive officers and employees and certain other persons may be deemed to participate in the solicitation of proxies of Castelle shareholders in connection with the proposed transaction. These individuals may have interests in the transaction, including interests resulting from their ownership of securities of Castelle. Information concerning these individuals and their interests in the transaction and their participation in the solicitation will be contained in the proxy statement filed with the SEC in connection with the transaction.

Forward-Looking Statements

This press release may contain forward-looking statements, including but not limited to references to the expected closing of the proposed acquisition of the Company by Captaris. These statements are subject to risks and uncertainties, including but not limited to the Company obtaining the approval of the transaction by its shareholders, the Company obtaining certain contractual consents, and certain other closing conditions. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K, 10-K/A and 10-Q. The Company assumes no obligation to update the forward-looking information.

CASTELLE
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(Unaudited)

	Three months ended

	March 31, 2007	March 31, 2006

Revenues:
Products	$2,004	$2,187
Services	893	802

Total net revenues	2,897	2,989

Cost of revenues:
Products	876	791
Services	222	276

Total cost of revenues	1,098	1,067

Gross profit	1,799	1,922

Operating expenses:
Research and development	416	485
Sales and marketing	596	674
General and administrative(1)	681	616

Total operating expenses	1,693	1,775

Operating income	106	147

Other income, net	87	59

Income before income taxes	193	206

Provision for income taxes	—	—

Net income	$193	$206

Net income per common share:
Basic	$0.05	$0.05

Diluted	$0.04	$0.05

Shares used in per share calculation:
Basic	4,042	4,001

Diluted	4,500	4,485

(1) Includes acquisition-related expenses	$177	$—

CASTELLE
Reconciliation of GAAP and Non-GAAP Financial Information
(In Thousands, except per share data)
(Unaudited)

	Three Months Ended

	March 31, 2007	March 31, 2006

Reconciliation of GAAP and non-GAAP net income
GAAP net income	$193	$206
Acquisition-related expenses	177	—

Non-GAAP net income	$370	$206

GAAP net income per share - basic	$0.05	$0.05
Acquisition-related expenses	0.04	—

Non-GAAP net income per share - basic	$0.09	$0.05

GAAP net income per share - diluted	$0.04	$0.05
Acquisition-related expenses	0.04	—

Non-GAAP net income per share - diluted	$0.08	$0.05

CASTELLE

Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2007	December 31, 2006

Assets

Current assets:
Cash and cash equivalents	$8,187	$8,259
Accounts receivable, net	1,321	932
Inventories	866	1,016
Prepaid and other current assets	303	238
Deferred taxes	185	185

Total current assets	10,862	10,630

Property and equipment, net	272	280
Other assets	119	125
Deferred taxes	944	944

Total assets	$12,197	$11,979

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable	$257	$349
Accrued liabilities	907	825
Deferred revenue	1,726	1,710

Total current liabilities	2,890	2,884

Long-term debt, net of current portion	—	—

Total liabilities	2,890	2,884

Shareholders’ equity	9,307	9,095

Total liabilities and shareholders’ equity	$12,197	$11,979

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